UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Raoul Wallenberg 20, Tel Aviv, Israel, 6971011

(Address of principal executive offices) (Zip Code)

Tel: +972 544 561349

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Convertible Loan Agreements

As of September 24, 2020, Save Foods, Inc. (the “Company”) entered into a series of convertible loan agreements (each a “CLA”) with certain lenders (the “Lenders”) to sell convertible promissory notes with an aggregate principal amount of US$125,000 (each a “Note”). The outstanding loan amount will mature on the earlier of (i) the third anniversary of each CLA or (ii) a deemed liquidation event (as defined therein), and the Lenders may convert all or any portion of the Notes into shares of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”) at any time prior to a mandatory conversion event (as defined therein) at a conversion price of US$1.09 per share. The Notes will bear interest at a rate of 5% per annum. The loan amount represented by the Notes will be repaid to the Lenders according to the following schedule: (i) the principal amount represented by the Notes will be repaid in four (4) bi-annual installments, commencing on the first anniversary following the closing of each CLA, and (ii) the interest accrued on the loan amount will be paid in two (2) bi-annual installments, commencing on the first anniversary of the first payment of that principal amount.

As part of the CLA, the Company entered into a registration rights agreement with each of Lenders, whereby each Lender received piggyback registration rights for the shares issuable upon conversion of the Notes to shares of Common Stock.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities

The information regarding the issuance of securities set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Purchase Agreement

On September 23, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Medigus Ltd. (“Medigus”) in connection with the sale and issuance of 91,743 units (“Units”), at a purchase price of US$1.09 per Unit, and for an aggregate purchase price of US$100,000. Each Unit consists of: (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock with an exercise price of US$1.20 (the “Warrants”). In connection with the SPA, the Company issued to Medigus an aggregate of 91,743 shares of Common Stock and Warrants to purchase an aggregate of 91,743 shares of Common Stock.

Furthermore, the SPA contemplates an additional investment by Medigus not to exceed $25,000 (the “Additional Investment”), which investment shall be triggered following the parties’ initiation of a proof of concept procedure to test the effectiveness of the Company’s sanitizers and its residual effects against different pathogens (the “POC”). In consideration for the Additional Investment, the Company has agreed to issue an additional 22,935 Units at a purchase price of $1.09, which Units shall contain the same composition of securities as described in the foregoing description of the SPA.

The securities described in this Item 3.02 of this Current Report on Form 8-K have been or will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ Dan Sztybel
	Name:	Dan Sztybel
	Title:	Chief Executive Officer

Date: September 24, 2020